UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

Oregon	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777

(Address of principal executive offices) (Zip Code)

(503) 685-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2006, Mentor Graphics Corporation (the “Company”) issued $200 million aggregate principal amount of its 6.25% Convertible Subordinated Debentures due 2026 (the “Debentures”). The terms of the Debentures are governed by an Indenture (the “Indenture”), dated March 3, 2006, by and between the Company and Wilmington Trust Company, as Trustee. A copy of the Indenture, including the form of the Debenture, is attached as Exhibit 4.1 to this Report, the terms of which are incorporated herein by reference. See Item 2.03 below.

In connection with the issuance and sale of the Debentures, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated March 3, 2006, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and UBS Securities LLC, in their capacity as representatives of the initial purchasers of the Debentures. A copy of the Registration Rights Agreement is attached as Exhibit 10.1 to this Report, the terms of which are incorporated herein by reference.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•	file a shelf registration statement on Form S-3 with the Securities and Exchange Commission by June 1, 2006 for the registration of the Debentures and the underlying shares of common stock of the Company that may be issuable upon conversion of the Debentures;

•	use its reasonable efforts to have that registration statement declared effective by September 29, 2006; and

•	use its reasonable efforts to keep the registration statement effective until the earliest of:

•	two years after the last date of original issuance of any of the Debentures;

•	the date when all holders of the Debentures or underlying common stock are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act of 1933, as amended; and

•	the date when all of the Debentures and underlying common stock are sold pursuant to the effective registration statement.

If the Company does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the Debentures to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Debentures to and including the 90th day following such registration default, or 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 3, 2006, the Company issued $200,000,000 aggregate principal amount of 6.25% Convertible Subordinated Debentures due 2026. The Debentures are general unsecured subordinated obligations of the Company. Interest is payable on March 1 and September 1 of each year beginning September 1, 2006 until the maturity date of March 1, 2026. The Company’s obligations under the Debentures are not guaranteed by any third party.

The Debentures bear interest at 6.25% per annum. The Debentures provide for a net share settlement and under certain circumstances may be convertible into cash (up to the principal amount of the Debentures) and, with respect to any excess conversion value, into cash, shares of common stock of the Company or a combination of cash and shares of common stock at an initial conversion rate of 55.6545 shares per $1,000 principal amount of Debentures. At the initial conversion rate, the Debentures are convertible into common stock at a conversion price of approximately $17.97 per share, representing a 60% premium over the last reported sale price of the Company’s common stock on February 27, 2006, which was $11.23 per share.

The Debentures are redeemable in cash in whole or in part at specified prices declining to 100% of the principal amount plus accrued and unpaid interest at the Company’s option beginning on March 6, 2011, upon at least 20 days’ but not more than 60 days’ notice by mail to holders of Debentures. The holders of the Debentures have the ability to require the Company to repurchase the Debentures in cash in whole or in part on each of March 1, 2013, 2016 and 2021, and in the event of a fundamental change. In such case, the repurchase price would be 100% of the principal amount of the Debentures plus any accrued and unpaid interest.

The Debentures and any common stock issuable upon conversion of the Debentures have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has entered into a Registration Rights Agreement for the registration of the Debentures and the underlying shares of common stock (See Item 1.01 above).

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Debentures, including:

•	a default in payment of any principal, premium or interest payment due with respect to the debentures;

•	a default in delivery of cash and any shares of common stock payable upon conversion of the Debentures, which default continues for 15 days;

•	the Company’s failure to provide notice of a fundamental change;

•	the Company’s failure to perform or observe the covenants under the Indenture governing the Debentures for a period of 60 days after receiving notice of such failure;

•	the Company’s failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money of the Company in an aggregate amount of $30 million or more, unless the acceleration is rescinded within 30 days after written notice of default is given to the Company; and

•	certain events of bankruptcy, insolvency or reorganization.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated March 3, 2006, between Mentor Graphics Corporation and Wilmington Trust Company, as Trustee, including the form of 6.25% Convertible Subordinated Debenture due 2026.

10.1	Registration Rights Agreement, dated March 3, 2006, between Mentor Graphics Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and UBS Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2006

MENTOR GRAPHICS CORPORATION (Registrant)

By:	/s/ Dean M. Freed
Dean M. Freed Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated March 3, 2006, between Mentor Graphics Corporation and Wilmington Trust Company, as Trustee, and Form of 6.25% Convertible Subordinated Debenture due 2026.

10.1	Registration Rights Agreement, dated March 3, 2006, between Mentor Graphics Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and UBS Securities LLC.